Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND  CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Form 10-K”) of Middleburg Financial Corporation (the “Company”), We, Gary R. Shook, Chief Executive Officer of the Company, and Raj Mehra, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)           the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)           the information contained in the Form 10-K fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-K.

Date:	March 18, 2013	By:	/s/ Gary R. Shook
Gary R. Shook
President and Chief Executive Officer

Date:	March 18, 2013	By:	/s/ Raj Mehra
Raj Mehra
Executive Vice President
and Chief Financial Officer